As Filed With the Securities and Exchange Commission on November 14, 2002
                                                           File No. 333-________
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             Registration Statement Under the Securities Act of 1934

                        INTELLINGER SOFTWARE CORPORATION
                 (Name of Small Business Issuer in its Charter)

          NEVADA                                              77-0588600
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

  500 Damonte Ranch Pkwy, Suite 1056                        (604) 687-6800
          Reno, NV 89521                             (Issuer's Telephone Number)
(Address of Principal Executive Offices)

                         970 Burrard Street, Suite 249
                         Vancouver, BC, Canada V6Z 2R4
                    (Address of Principal Place of Business)

       Brett Walker
970 Burrard Street, Suite 249
Vancouver, BC, Canada V6Z 2R4                              (604) 687-6800
(Address of Agent for Service)                        (Agent's Telephone Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
Title of Each                   Proposed         Proposed
  Class of                       Maximum          Maximum
 Securities                     Offering         Aggregate     Underwriting       Amount of
   to be        Amount to be      Price          Offering      Discounts and    Registration
Registered       Registered     Per Unit (1)     Price (2)      Commissions         Fee
---------------------------------------------------------------------------------------------
Common            3,778,335       $0.50         $1,889,668         -0-            $472.00
=============================================================================================

(1)  Sales price to the public was set by the selling shareholders.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                        INTELLINGER SOFTWARE CORPORATION
                      500 DAMONTE RANCH PARKWAY, SUITE 1056
                                 RENO, NV 89521
                                 (604) 687-6800

                        3,778,335 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Intellinger Software Corporation will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was set by the selling shareholders at $.50 per share for a total of $1,889,168.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 2.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is: November 6, 2002

                                TABLE OF CONTENTS

SUMMARY                                                                       1

OFFERING                                                                      2

RISK FACTORS                                                                  2

FORWARD LOOKING STATEMENTS                                                    3

USE OF PROCEEDS                                                               4

DETERMINATION OF OFFERING PRICE                                               4

DIVIDEND POLICY                                                               4

SELLING SHAREHOLDERS                                                          4

PLAN OF DISTRIBUTION                                                          7

LEGAL PROCEEDINGS                                                             8

DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS                            8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               12

DESCRIPTION OF SECURITIES                                                    13

INTEREST OF NAMED EXPERTS AND COUNSEL                                        13

LEGAL MATTERS                                                                13

SECURITIES ACT INDEMNIFICATION DISCLOSURE                                    13

ORGANIZATION IN THE LAST FIVE YEARS                                          13

DESCRIPTION OF BUSINESS                                                      14

PLAN OF OPERATION                                                            18

DESCRIPTION OF PROPERTY                                                      19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               19

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
OTHER SHAREHOLDER MATTERS                                                    19

EXECUTIVE COMPENSATION                                                       20

FINANCIAL STATEMENTS                                                         21

CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
AND FINANCIAL DISCLOSURE                                                     21

AVAILABLE INFORMATION                                                        25

SUMMARY

Intellinger Software Corporation was incorporated in Nevada on April 10, 2002 for the purpose of developing and marketing our proprietary software system, Brazil, that collects continuous statistical data of computer hardware and software performance, such as processing speed or percentage of hard drive utilization. What this means is our software continuously monitors and tests all computer equipment components and all software on a business network computer system. Our software summarizes the data, and provides current reports, alerts, and alarms to warn the systems user of computer hardware and software problems. These problems can then be sorted and prioritized from minor performance degradation up to imminent major systems' failures. Our software is designed for business use upon network computer systems of twenty five or more users, and requires the supervision of a professional information technology computer specialist. We have completed all beta testing of our software and estimate our software is within thirty days of completion. We intend to begin offering our computer system monitoring software in November 2002. We are a development stage company with essentially no revenues or operating history. Our principal executive office address is 500 Damonte Ranch Parkway, Reno, Nevada 89521, and our principal place of business is located at 970 Burrard Street, Suite 249, Vancouver, British Columbia, Canada V6Z 2R4 . The telephone number is (604) 687-6800.

On December 7, 2001, our wholly owned subsidiary, Intellinger Software Corporation of British Columbia, received funding of $51,314 from a private placement transaction. From April 25, 2002 through August 31, 2002, we received funding of $177,000 from the proceeds of a short-term loan On April 11, 2002 our president, Brett Walker, purchased 500 shares of our common stock for $6 cash and $94 of additional working capital. On April 11, 2002 we accepted subscriptions for 3,360,000 common stock shares at $0.011 per share from seven non-affiliated private investors for a total of $36,960. From August 1 through August 31, 2002, we offered and sold 60,250 common stock shares at $0.20 per share to 58 non-affiliated private investors for a total of $12,050. While $22,690 of the above stock sales consisted of subscriptions receivable, as of the date this filing, all of these funds had been received by Intellinger Software Corporation.

On July 15, 2002, Intellinger Software Corporation of Nevada completed a Share Purchase Agreement whereby we issued 7,068,001 shares of restricted , unregistered common stock for 100% of the 8,832,501 issued and outstanding common stock of Intellinger Software Corporation of British Columbia. While Intellinger Software Corporation of Nevada acquired Intellinger Software Corporation of British Columbia, the resulting change of control for financial statement purposes is accounted for as a "reverse acquisition".

From inception until the date of this filing we have had no material operating activities. Our audited financial statements for the period from April 10, 2002 (date of inception) through August 31, 2002 report revenues of $17,859 and a comprehensive net loss of -$261,323.

OFFERING

Securities                Being Offered Up to 3,778,335 shares of
                          common stock. The securities being offered are those of the existing shareholders only.

Price per share           $0.50 as determined by the selling shareholders.

Securities Issued
And Outstanding           10,538,751 shares of common stock were issued and
                          outstanding as of the date of this prospectus.

Use of Proceeds We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Plan of Distribution We are unaware of the nature and timing of any future sales of our common stock by existing security shareholders.

Registration costs        We estimate our total offering registration costs to
                          be $6,307.

RISK FACTORS

Investors in Intellinger Software Corporation should carefully consider the following risk factors associated with our plans and product:

INTELLINGER SOFTWARE CORPORATION IS A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY. THIS WILL MAKE IT DIFFICULT FOR OUR SHAREHOLDERS TO EVALUATE OUR FUTURE PLANS AND PROSPECTS.

     Investors should carefully evaluate any investment in our company due to the inherent risks, expenses, delays, and difficulties that will likely be a part of our development. As we are implementing a business plan with no near-term revenues, we expect to incur net losses in the foreseeable future.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR INTELLINGER WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

INTELLINGER'S PROPRIETARY SOFTWARE SYSTEM, BRAZIL, HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR PRODUCT, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our product means that the true market for this product may be minor or nonexistent. This could result in little or no product sales.

OUR BUSINESS STRATEGY REQUIRES US TO RAISE CASH OF $500,000. WITHOUT THIS FUNDING, WE COULD REMAIN AS A DEVELOPMENT STAGE COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

     We require new funding of $500,000 in order to implement our business plan. We have not determined a source of this funding. We currently have no funding commitments from any individuals or entities. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven new product. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

OUR COMPETITORS HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES.

     In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. We plan to use our management's experience in sales and marketing. However, we may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR INTELLINGER'S SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We plan to file for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.50 per share. The shareholders arbitrarily set the offering price based upon their collective judgement as to a price per share they were willing to accept.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,778,335 shares of common stock offered through this prospectus. 3,360,000 of the shares of our common stock were acquired by the selling shareholders on April 11, 2002 in an offering that was exempt from registration pursuant to
Section 4(2) as amended of the Securities Act of 1933 and completed on August 16, 2002. 308,085 of the shares of our common stock were acquired by the selling shareholders on July 15, 2002 in exchange for issued and outstanding shares of Intellinger BC. 50,000 of the shares of our common stock were acquired on August 16, 2002 by the selling shareholders in exchange for providing financial consulting and capital formation services. The selling shareholders acquired 60,250 of the shares of our common stock in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on August 31, 2002.

The following table provides as of November 6, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  The number of shares owned by each prior to this offering;
2.  The total number of shares that are to be offered for each;
3. The total number of shares that will be owned by each upon completion of the offering;
4.  The percentage owned by each; and
5.  The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 10,538,751 shares outstanding on November 6, 2002.

                                  Shares       Total of       Total     Percent
                                Owned Prior     Shares        Shares     Owned
     Name of                      To This      Offered        After      After
Selling Shareholder              Offering      For Sale     Offering    Offering
-------------------              --------      --------     --------    --------
Aday, Leroy D                        500           500          0          0
Allen, Donald                        500           500          0          0
Anderson, Carol                  120,034       120,034          0          0
Arroyo, Dolores C                    500           500          0          0
Arroyo, Norman L                     500           500          0          0
Asaro, Frank T                       500           500          0          0
Ascenta Capital Partners
Marshall Farris, Principal        50,000        50,000          0          0
Batliner, John L                     500           500          0          0
Beauchamp, Irene M                   500           500          0          0
Bilyeu, Gregory M                    750           750          0          0
Bingham, Carlton Reed                500           500          0          0
Boniface, Cheryl J                   500           500          0          0
Brio, Jeff & Combs, Janice           500           500          0          0
Brio, Lori Ann                       500           500          0          0
Burden, Gail Margaret                500           500          0          0
Carpenter, Wendy                   1,000         1,000          0          0
Clark, Jennifer E                    500           500          0          0
Clow, Michelle                       500           500          0          0
Davis, William H                     500           500          0          0
Di Loreto, Daniel T                  500           500          0          0
Di Loreto, Perry M                   500           500          0          0
Di Loreto, Thomas A                  500           500          0          0
Di Loreto-Long, Teresa               500           500          0          0
Duncan, David                     20,005        20,005          0          0
Duncan, Susan                     20,005        20,005          0          0
Earle, Pete                        2,000         2,000          0          0
Farrell, Nanette                   1,000         1,000          0          0
Giles, Jason A                       500           500          0          0
Grant, Connie                     20,005        20,005          0          0
Grant, Fraser                     20,005        20,005          0          0
Grant, Melissa D                     500           500          0          0
Griffin, Timothy                     500           500          0          0
Gurrola, Alex Mark                   500           500          0          0
Hausch, Robert                    20,005        20,005          0          0
HE Capital SA
Rob Seeley, Principal            505,000       505,000          0          0
Heida, Tracy                         500           500          0          0
Hudson & Associates
Ralph Barnett, Principal         505,000       505,000          0          0
Ikeler, Frank J                      500           500          0          0

                                  Shares       Total of       Total     Percent
                                Owned Prior     Shares        Shares     Owned
     Name of                      To This      Offered        After      After
Selling Shareholder              Offering      For Sale     Offering    Offering
-------------------              --------      --------     --------    --------
Janoss, Leslee A                     500           500          0          0
Kessler, Earl                        500           500          0          0
Kirby, Robert L                      500           500          0          0
Koepke, Jean                         500           500          0          0
La Bounty, Brent                  10,003        10,003          0          0
La Bounty, S.A                    10,003        10,003          0          0
Lara, Jamie                          500           500          0          0
McGarry, Susan R                     500           500          0          0
Meade, Ivette Keris                  500           500          0          0
Meloskie, Robert & Reeva           1,000         1,000          0          0
Nevada Futures Inc.              505,000       505,000          0          0
Nevett, Shannon                      500           500          0          0
Nichols, Chris D                 505,000       505,000          0          0
Oliver, Michael                      500           500          0          0
Petty, Robert                      3,000         3,000          0          0
Purbaugh, Bill                       500           500          0          0
Ramos, Matthew                   505,000       505,000          0          0
Ransom, Robert James               1,000         1,000          0          0
Reid, Calla                          500           500          0          0
Rose, Janet                       28,008        28,008          0          0
Rose, Travis                      30,009        30,009          0          0
Samuels, Stephen                     500           500          0          0
Sanford, Harlan D                    500           500          0          0
Selby, Lawson R                      500           500          0          0
Solari, John A. or Sheila L          500           500          0          0
Stewart, Michael B                25,000        25,000          0          0
Sturch, Deborah                      500           500          0          0
Sturdy, James                     10,003        10,003          0          0
Taylor, Ronald E                     500           500          0          0
The Kessler Company
Earl Kessler, Principal          505,000       505,000          0          0
Thiel, George M                      500           500          0          0
Tillberg, Craig                  330,000       330,000          0          0
Torley, Matt                         500           500          0          0
Weddell, Daniel R                    500           500          0          0
Weddell, Rolland                     500           500          0          0
West, Sean                           500           500          0          0
Williams, Larry Gordon             1,000         1,000          0          0
Woodring, Linda C                    500           500          0          0
Woosley, Karen L                     500           500          0          0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Intellinger other than as a shareholder as noted above at any time within the past three years; or

2. Has ever been an officer or director of Intellinger, except for Karen L. Woosley who acted as the company's secretary until April 12, 2002.

PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2. in privately negotiated transactions;
3. through the writing of options on the common stock; or
4. in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders at $0.50.

The shares may be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

LEGAL PROCEEDINGS

Intellinger is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of Intellinger , all of those whose one year terms will expire 7/25/03, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address              Age   Position     Date First Elected   Term Expires
--------------              ---   --------     ------------------   ------------
Brett Walker                36    President,        4/11/02            7/25/03
970 Burrard St., Ste 249          Secretary,
Vancouver, B.C.                   Treasurer,
Canada V6Z 2R4                    Director

Sharka Stuyt                34    Director         4/11/02             7/25/03
970 Burrard St., Ste 249
Vancouver B.C.
Canada V6Z 2R4

Jeff Kirby                  38    Director         4/11/02             7/25/03
500 Damonte Ranch Pkwy
Ste 1056
Reno, NV 89521

Each of the foregoing persons may be deemed a "promoter" of Intellinger, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The directors and officers currently devote approximately 300 hours per month, to manage the business affairs of our company.

No executive officer or director of the corporation has been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUMES

Brett Walker, President, Treasurer, Secretary & Director

Intellinger Software Corp.
April 2002 - Current

From April of 2002 to the present, Mr. Walker has served as the President and Chief Executive Officer of Intellinger Software Corp. As one of the founding partners of Intellinger, Mr. Walker has been integral to the development of the company's software application as well as the overall business strategy. His responsibilities have included, but have not been limited to, overseeing daily operations and management of the company's nine staff, product development, business development including all corporate finance needs and general administration.

Americlean, Inc., Charlotte, North Carolina
1995 - 2000
Vice President of Operations

Mr.Walker co-founded Americlean in 1995, and was responsible for overseeing engineering development of the company's proprietary environmental technology as well as day-to-day operations of North America's fifth largest dry-cleaning and laundry supplies distributor.

Petrovalve International, Inc., Houston, Texas
1992 - 1995
Director of Production and Distribution

Mr.Walker was responsible for worldwide engineering and technical presentations. Also he was responsible for all manufacturing and manufacturing processes including tooling, machining, inventory management, quality control and assurance, and worldwide distribution and shipping of finished goods.

Flotek International, Houston, Texas
1992 - 1995
Director, Investor Relations

Implemented and maintained the investor database, preparation and dissemination of press releases, design and implementation of all investor relation material including slide-show presentations for trade conferences.

Eros Environmental Technologies, The Hague, Netherlands
1990 - 1992
Vice President of Operations

Mr.Walker was responsible for all payload engineering and aircraft. Direct management liaison between military divisions and governments. Also, responsible for all technology integration and technical presentations.

Sharka Stuyt, Director

Capilano College, Business Administration, Vancouver, British Columbia September 2002 - Current
Instructor

Ms. Stuyt teaches marketing and entrepreneurship.

Executive Coaching Group, Vancouver, British Columbia
July 2001 - Current
Self-Employed Executive Coach

Ms. Stuyt is an Executive Coach who works with successful business individuals to help them realize their personal and corporate goals and achievements. She conducts the Coaching Clinic that teaches managers and business executives how to better delegate to staff, instill accountability in others, create a learning organization and find more time for planning and strategy. She is an advisor and director to a number of technology companies including VantagePoint Systems and Colligo.

Growth Partners, Vancouver, British Columbia
April 2000 - July 2001
CEO of Technology

Evaluated and assessed the business strategies and commercial viability of over fifty technology firms. Completed an acquisition of VantagePoint Systems, Inc.

Strategic Consulting & Business Planning Enabling Solutions, Vancouver, British Columbia
1998 - Current
Self-Employed

Specializes in providing companies with strategic business consulting, sales strategy and marketing goals. Teaches the application and use of e-Commerce and e-Business strategies. Assists businesses in business plan development and assessment, product launch strategies, customer relationship strategy development, sales and marketing strategy development, communications strategies and tactics, marketing plan development, and marketing training. She also provides services as a strategy meeting facilitator, corporate and industry speaker, and assists in the hiring of technology systems employees.

Pivotal Corporation, Vancouver, British Columbia
1995 - 1998
Director of Marketing

Pivotal Corporation provides e-Business relationship management, Web, wireless, and hosted solutions for e-Marketing, e-Sales, e-Commerce, and e-Service that engage customers, business partners, and employees in personalized relationships. Ms. Stuyt was the company's twelfth employee in 1995, today Pivotal employees over six hundred people.

Ms. Stuyt's responsibilities included marketing all of the company's products worldwide and managing a department of ten marketing personnel. She joined the company during the product development phase prior to the company generating any revenue. She was responsible for the launch of the company's flagship product "Pivotal Relationship" in the United States and Canada. Revenue in the first year was $5,000,000, and $20,000,000 in the second year. Ms. Stuyt managed product strategies, product marketing, channel marketing, pricing, product releases and launches, strategic alliance partnerships, public relations, trade shows, seminars, advertising, and online marketing.

Education
2000 - Executive MBA, Simon Fraser University, Vancouver, British Columbia
1991 - B.S. Business Administration, Major in Marketing, Minor in
Simon Communications, Fraser University, Vancouver, British Columbia
1987 - Finance Management Diploma, Capilano College, Vancouver, British Columbia In addition, Ms. Stuyt from 1992 through 1998 completed the following courses:
Pursuit of Excellence Series, The Manager's Role as Coach, Direct Marketing to Business, Stephen Covey - First Things First, Web Based Instructional Design

Jeffrey E. Kirby, Director

Resource Management and Development, Inc., Reno, NV
1992 - Current
President

Responsible for the development and management of commercial investment properties in the western United States. As president, Mr. Kirby is in charge of corporate consulting contracts for complex real estate transactions, Federal land exchanges, third party negotiation assistance for real estate purchases and joint venture associations. Mr. Kirby also manages the company's development sensitivity studies that are all encompassing market examinations of potential real estate investments prior to acquisition, including cash flow projections, absorption, internal rates and best methods of financing projects.

Education
1987 - B.A. in Communication and Psychology, University of Colorado, Boulder, Colorado

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Intellinger's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Intellinger 's common stock through the most current date - November 6, 2002:

Title of        Name &                            Amount &               Percent
 Class         Address                         Nature of owner            Owned
 -----         -------                         ---------------            -----
Common        Brett Walker                       2,126,570 (a)             20%
              970 Burrard St., Ste 249
              Vancouver, B.C.
              Canada V6Z 2R4

Common        Sharka Stuyt                         156,044 (b)              1%
              970 Burrard St., Ste 249
              Vancouver, B.C.
              Canada V6Z 2R4

Total Shares Owned by Officers &
 Directors as a Group                            2,282,614                 21%

(a) Brett Walker received 500 shares of the company's common stock on April 11, 2002 for $6 cash and $94 of additional working capital. He received 2,126,070 in exchange for issued and outstanding shares of Intellinger BC on July 15, 2002.
(b) Sharka Stuyt received 156,044 shares of the company's common stock on July 15, 2002 in exchange for issued and outstanding shares of Intellinger BC.

Common        Jeff Grant                         2,126,069 (c)             20%
              970 Burrard St, Ste 249
              Vancouver, B.C.
              Canada V6Z 2R4

Common        Robert Morris                      2,126,069(d)              20%
              970 Burrard St., Ste 249
              Vancouver, B.C.
              Canada V6Z 2R4

Total Shares Owned by Others (over 5%)           4,252,138                 40%

(c) Jeff Grant received 2,126,069 shares of the company's common stock on July 15, 2002 in exchange for issued and outstanding shares of Intellinger BC.
(d) Robert Morris received 2,126,069 shares of the company's common stock on July 15, 2002 in exchange for issued and outstanding shares of Intellinger BC.

DESCRIPTION OF SECURITIES

Intellinger's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share and 1,000,000 shares of preferred stock, .001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Intellinger, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Warren J. Soloski, our independent counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

Intellinger's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Intellinger Software Corporation was incorporated in Nevada on April 10, 2002. In April of 2002 the board of directors voted to seek capital and began development of our business plan. On April 11, 2002, 500 shares of our common stock were issued to a director. On April 11, 2002, 3,360,000 shares of our common stock were acquired in an offering that was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended and completed on August 16, 2002. On July 15, 2002, 7,068,001 shares of our common stock were acquired in exchange for 100% of the issued and outstanding shares of Intellinger BC. On August 16, 2002, 50,000 shares of our common stock were acquired in exchange for providing financial consulting and capital formation services. On August 31, 2002, 60,250 shares of our common stock were acquired in an offering that was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended. Intellinger does not have any, nor has it had any, associations with any promoters.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Intellinger Software Corporation was incorporated in Nevada on April 10, 2002. From inception until the date of this filing we have had no material operating activities. We are a development stage company with essentially no revenues or operating history.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

We are currently a development stage company with essentially no revenues or operating history. We intend to become a leading provider of computer system monitoring software for small sized businesses with a minimum of twenty five users, up to medium sized businesses of 1,000 users. Our proprietary software system, Brazil, collects continuous statistical data of computer hardware and software performance, such as processing speed or percentage of hard drive utilization. Our software summarizes the data, and provides current reports, alerts, and alarms to warn the systems' user of computer hardware and software problems. These problems can then be sorted and prioritized from minor performance degradation up to imminent major systems failures. Brazil allows information technology professionals in small and medium sized businesses to conduct levels of systems performance monitoring that are not currently available from our competitors.

We designed our proprietary software, Brazil, with key features that include:

     Our software utilizes a high performance programming language called Java. We use only Java because it is a computer language that allows us to write our software once for virtually any operating system currently in use. We do not have to rewrite our software for use on any different computer operating systems.

     We utilize a "Wizard" process to assist our users in configuring or structuring their own monitoring procedures. Users are led through a series of questions and answers while utilizing their computer mouse to click on an on-screen box that prompts them through their own personalized specific hardware and software component tests.

     Brazil identifies and reports on performance bottlenecks within specific hardware or software components, combinations of components, or systems environments as a whole.

 Brazil performs the following functions:

     Locates and identifies hardware performance problems by measuring performance of individual hardware components, and examining the performance of linked components and the entire network.

     Locates and identifies existing software problems and likely future problem areas by measuring software application performance.

     Measures the effect of software configuration changes to determine the optimum configuration of the newly modified system.

     Identifies conflicts that may occur through the introduction of changes to the hardware or software systems.

     Allows users to measure the rate or percentage of computer hardware resources utilized, e.g. database server using only 40% of available memory, network port traffic exceeding available bandwidth, etc.

     Identifies computer software licensing over and under subscriptions. Many software vendors require users to license their products based upon the users' specific computer hardware or software environment. Brazil allows users to prevent licensing overpayment by analyzing and testing their system hardware and software environment and matching actual environment specifications to the appropriate licensing fee.

     Detects unauthorized software installations on the users' computers by allowing the users to see what applications and processes are installed and running on their systems.

     Able to provide the systems user with proactive reports through in-house system alerts and alarms as well as offsite notices via short messaging service, e-mail, and pager.

Our software is designed for business use upon network computer systems of twenty five or more users, and requires the supervision of a professional information technology computer specialist. We have completed all beta testing of our software. We intend to begin offering our computer system monitoring software in November 2002.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Intellinger plans to distribute our Brazil software product primarily on the Internet through our website, www.intellinger.com.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Intellinger has announced to the public that we intend to offer our software product for sale during November 2002.

COMPETITION AND COMPETITIVE POSITION

The size and financial strength of our primary competitors are substantially greater than those of our company. Major competitors, such as Hewlett Packard, Computer Associates, BMC, and Tivoli, sell software products that are more sophisticated or superior to our software, but at a much higher price. Any consideration of competitors' products and related product reviews should include the facts that Intellinger's competitors have longer operating histories, larger customer bases, and greater brand recognition than Intellinger. Notwithstanding the foregoing, our competitors products are designed principally for larger, enterprise users and are priced accordingly. We are not aware of any significant barriers to Intellinger's entry into the computer system monitoring market, however, Intellinger at this time has no market share of this market.

SUPPLIERS AND SOURCES OF RAW MATERIALS

Intellinger's software product consists of computer code offered for purchase on the Internet and requires no use of suppliers or sources of raw materials. We have no current supplier arrangements or contracts with any sources of raw materials.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Intellinger will not depend on any one or a few major customers. Our target market is small and medium sized businesses in the United States and Canada.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

Intellinger applied for copyright protection for its computer system monitoring software on September 26, 2002. We have no current plans for any additional registrations such as patents, trademarks, additional copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any additional copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Intellinger is not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Intellinger will be subject to United States and Canadian laws and regulations that relate directly or indirectly to its operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of Nevada.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Intellinger has expended $107,367 for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on Intellinger's operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of Intellinger could be adversely affected.

NUMBER OF EMPLOYEES

Intellinger currently has three employees working in software development and technical and customer support. We currently utilize seven outside contractors for software development, technical support, marketing and sales. We plan to hire seven new full-time employees during the next twelve months.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes our financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

Intellinger's cash balance at August 31, 2002 was $57,958. We believe our cash balance is sufficient to fund the current level of operations through December 2002. In order to achieve our business plan goals, we will need to raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. As of the date of this filing, we have borrowed $177,000 and sold $100,328 (including $22,690 collected from subscriptions receivable after August 31, 2002) in equity securities to pay for our current level of operations.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits. Although management believes their plan for Intellinger will generate revenue and profit, there is no guarantee their plan will provide Intellinger with future revenues or profits.

As of the date of this filing, we have taken the following steps: developed our business plan, expended $107,367 in research and development costs for our software product, and applied for a copyright for our software. We are now in the process of registering the securities sold in April and August 2002 with the Securities and Exchange Commission. We believe we will be able to complete this registration process by January 2003. We then intend to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. We believe we will be able to complete that process by March 2003. Our business plan includes a need for cash of $500,000 by March 2003. We plan to raise this capital through the sale of equity securities during the months of January 2003 through February 2003, however, at this time we do not have any agreements with or commitments from any financial source to provide this capital. During 2003, after raising additional funding, we intend to hire the following employees in March with a twelve month budget: three software developers for $108,000, two marketing managers for $162,000, one technical support person for $30,000, and one software architect for $80,000. We plan to budget $425,000 for rent and other operating expenses from January through December 2003.

All of our future business plan steps represent management's goals, not certainties. We intend to rely upon our management's business skills, contacts in the software field, and knowledge of performance monitoring software in order to achieve our business plan goals.

We will only be able to continue to advance our business plan if we receive funding. After raising funds, we intend to hire employees, rent commercial space in Palo Alto, California, purchase equipment, and begin marketing our computer monitoring software. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of our business plan. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete final testing of our software, and a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds loaned by the directors and officers. Our officers and directors have no formal commitments, arrangements or legal obligation to advance or loan funds to Intellinger. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, Intellinger may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

We plan to purchase approximately $20,000 in furniture and computers during the next twelve months from proceeds of our equity security sales. Our business plan provides for an increase of fourteen employees during the next twelve months.

DESCRIPTION OF PROPERTY

Intellinger's principal executive office mailing address is 500 Damonte Ranch Parkway, Reno, NV 89521. The office is approximately two hundred square feet of office space used by a director for other business interests.

The principal place of business is 970 Burrard Street, Suite 249, Vancouver, BC Canada V6Z 2R4. The office is approximately 400 square feet in size and is used for all of our software development and administration functions. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $500,000 and then hire new employees and secure additional office space per our business plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Kirby, a director of the corporation. The costs associated with the use of the office space were deemed to be immaterial as the office is used almost exclusively by Mr. Kirby for other business purposes.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Intellinger plans to file for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of November 6, 2002, Intellinger had 82 shareholders of record. We have paid no cash dividends.

Per the terms of an April 15, 2002 consulting contract, we have an obligation to issue options to purchase up to 50,000 shares of Intellinger's common stock at a price of $0.125 per share on the date the company's common stock is approved for trading on a recognized exchange or electronic system. These options will expire two years from the date of issuance. As of the date of this filing, no stock options have been issued.

As of the date of this filing, there have been no discussions or understandings between Intellinger or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Pursuant to this registration statement the company is seeking to register 3,778,335 shares held by 77 non-affiliated shareholders. Two of the directors hold a total of 2,282,614 shares which are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

Intellinger's current officer receives $48,000 per year in compensation. The current Board of Directors is comprised of Mr. Walker, Ms. Stuyt and Mr. Kirby.

                           Summary Compensation Table

                                             Other
 Name &                                      annual     Restricted                               All other
principal                                   compen-       stock       Options       LTIP         compen-
position     Year     Salary($)  Bonus($)   sation($)    awards($)     SARs($)     Payouts($)    sation($)
--------     ----     ---------  --------   ---------    ---------     -------     ----------    ---------
B Walker     2002     48,000      -0-         -0-          -0-           -0-         -0-           -0-
President

S Stuyt      2002        -0-      -0-         -0-          -0-           -0-         -0-           -0-
Director

J Kirby      2002        -0-      -0-         -0-          -0-           -0-         -0-           -0-
Director

There are no current employment agreements between the company and its executive officers.

Brett Walker received 500 shares of the company's common stock on April 11, 2002 for $6 cash and $94 of additional working capital. He received 2,126,070 in exchange for issued and outstanding shares of Intellinger BC on July 15, 2002. Sharka Stuyt received 156,044 shares of the company's common stock on July 15, 2002 in exchange for issued and outstanding shares of Intellinger BC. The stock was valued at the price unaffiliated investors paid for stock sold by the company in April 2002, $0.011 per share.

The terms of these stock issuances were as fair to the company, in the board's opinion, as could have been made with an unaffiliated third party.

The officer and directors currently devote 300 hours per month to manage the affairs of the company. The officers and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $25,000 at each month end.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Intellinger in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of Intellinger for the period from July 1, 2002 through August 31, 2002 and April 10, 2002 (inception) through August 31, 2002, and related notes which are included in this offering have been examined by the independent auditing firm of S. W. Hatfield, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                                    CONTENTS


                                                                           Page
                                                                           ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          F-2

FINANCIAL STATEMENTS

  Consolidated Balance Sheets
   as of August 31, 2002 and June 30, 2002                                  F-3

  Consolidated Statements of Operations and Comprehensive Loss
   for the period from July 1, 2002 through August 31, 2002 and for the  period  from  April 10,  2002  (date of  inception)
   through June 30, 2002 and for the period from April 10, 2002
   (date of inception) through August 31, 2002                              F-5

  Consolidated  Statement of Changes in  Shareholders'  Equity
   for the  period  from  April  10,  2002(date  of  inception)
   through August 31, 2002                                                  F-6

  Consolidated  Statements  of Cash Flows for the period  from
   July 1, 2002 through August 31, 2002 and for the period from
   April 10, 2002 (date of inception) through June 30, 2002                 F-7

  Notes to Consolidated Financial Statements                                F-9

S. W. HATFIELD, CPA
certified public accountants

Member: Texas Society of Certified Public Accountants
        Press Club of Dallas


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholders
Intellinger Software Corporation

We have audited the accompanying balance sheets of Intellinger Software Corporation (a Nevada corporation) and Subsidiary (a development stage company) and Subsidiary as of August 31, 2002 and June 30, 2002 and the related statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the period from July 1, 2002 through August 31, 2002, for the period from April 10, 2002 (date of inception) through June 30, 2002 and for the period from April 10, 2002 (date of inception) through August 31, 2002, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  financial   position  of  Intellinger   Software
Corporation as of August 31, 2002 and June 30, 2002 and the results of its operations and cash flows for the period from July 1, 2002 through August 31, 2002, for the period from April 10, 2002 (date of inception) through June 30, 2002 and for the period from April 10, 2002 (date of inception) through August 31, 2002, respectively, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company is in the organization and start-up phase. The Company is primarily dependent upon its initial capitalization and the proceeds of a private placement sale of the Company's equity securities to provide working capital. This situation raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                        /s/ S. W. HATFIELD, CPA
Dallas, Texas
October 23, 2002


                     Use our past to assist your future (sm)

(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)
                           CONSOLIDATED BALANCE SHEETS
                        August 31, 2002 and June 30, 2002


                                                   August 31,          June 30,
                                                      2002               2002
                                                    --------           --------
                                     ASSETS
CURRENT ASSETS
  Cash on hand and in bank                          $ 57,958           $ 13,796
  Accounts receivable - trade                          5,790              9,159
  Canadian GST recoverable                               286                400
  Due from officer                                       137                 --
  Prepaid expenses                                       367                675
                                                    --------           --------

       TOTAL CURRENT ASSETS                           64,538             24,030
                                                    --------           --------


PROPERTY AND EQUIPMENT - AT COST
  Computer equipment                                   5,697              2,510
  Furniture and fixtures                               1,483              1,483
                                                    --------           --------
                                                       7,180              3,993
    Less accumulated depreciation                       (594)              (294)
                                                    --------           --------

       NET PROPERTY AND EQUIPMENT                      6,586              3,699
                                                    --------           --------


OTHER ASSETS
  Deposits                                             1,275              1,275
  Software technology                                      2                  2
                                                    --------           --------

       TOTAL OTHER ASSETS                              1,277              1,277
                                                    --------           --------

TOTAL ASSETS                                        $ 72,264           $ 29,006
                                                    ========           ========

                                  - CONTINUED -

The accompanying notes are an integral part of these consolidated financial statements.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                        August 31, 2002 and June 30, 2002

                                                              August 31,        June 30,
                                                                2002             2002
                                                              ---------        ---------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable                                                $ 177,000        $ 102,000
  Accounts payable - trade                                       12,146           14,127
  Accrued payroll taxes payable                                   2,094            1,029
  Customer deposits                                               5,149               --
  Accrued interest payable                                        2,179              930
  Working capital advances from controlling shareholder              --            1,190
                                                              ---------        ---------

       TOTAL CURRENT LIABILITIES                                198,568          119,276
                                                              ---------        ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Preferred stock - $0.001 par value
    1,000,000 shares authorized
    None issued and outstanding                                      --               --
  Common stock - $0.001 par value
    50,000,000 shares authorized
    10,538,751 and 10,428,501 shares
      issued and outstanding, respectively                       10,539           10,429
  Additional paid-in capital                                    147,307          125,367
  Deficit accumulated during the development stage             (261,323)        (189,106)
                                                              ---------        ---------
                                                               (103,477)         (53,310)
  Stock subscriptions receivable                                (22,690)         (36,960)
                                                              ---------        ---------

       TOTAL STOCKHOLDERS' EQUITY                              (126,167)         (90,270)
                                                              ---------        ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  72,401        $  29,006
                                                              =========        =========

The accompanying notes are an integral part of these consolidated financial statements.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                Period from July 1, 2002 through August 31, 2002
    Period from April 10, 2002 (date of inception) through June 30, 2002 and
     Period from April 10, 2002 (date of inception) through August 31, 2002

                                                                    Period from            Period from
                                                 Period from       April 10, 2002         April 10, 2002
                                                July 1, 2002     (date of inception)   (date of inception)
                                                   through             through               through
                                               August 31, 2002      June 30, 2002        August 31, 2002
                                               ---------------      -------------        ---------------
REVENUES
  Product licensing                             $        --          $        --          $        --
  Consulting fees                                     1,953               15,906               17,859
                                                -----------          -----------          -----------
       TOTAL REVENUES                                 1,953               15,906               17,859
                                                -----------          -----------          -----------

OPERATING EXPENSES
  Research and development expenses                  30,191               77,176              107,367
  Selling and marketing expenses                         --                  192                  192
  Salaries and related expenses                       4,130                4,306                8,436
  Consulting and other professional fees             26,269               92,802              119,071
  Other general and administrative expenses           8,707               29,795               38,502
  Interest expense                                    1,249                  930                2,179
  Depreciation                                          300                  294                  594
                                                -----------          -----------          -----------
       Total operating expenses                      70,846              205,495              276,341
                                                -----------          -----------          -----------

LOSS FROM OPERATIONS                                (68,893)            (189,589)            (258,482)

OTHER INCOME
  Interest income                                        --                    3                    3
  Foreign currency translation adjustment            (3,324)                 480               (2,844)
                                                -----------          -----------          -----------

LOSS BEFORE PROVISION FOR INCOME TAXES              (72,217)            (189,106)            (261,323)

PROVISION FOR INCOME TAXES                               --                   --                   --
                                                -----------          -----------          -----------

NET LOSS                                            (72,217)            (189,106)            (261,323)

OTHER COMPREHENSIVE INCOME                               --                   --                   --
                                                -----------          -----------          -----------

COMPREHENSIVE LOSS                              $   (72,217)         $  (189,106)         $  (261,323)
                                                ===========          ===========          ===========
Loss per weighted-average share of common
 stock outstanding, computed on net loss -
 basic and fully diluted                        $     (0.01)         $     (0.02)         $     (0.02)
                                                ===========          ===========          ===========

Weighted-average number of common
 shares outstanding                              10,442,376           10,558,857           10,507,999
                                                ===========          ===========          ===========

The accompanying notes are an integral part of these consolidated financial statements.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
    Period from January 8, 2002 (date of inception) through August 31, 2002

                                        Common Stock       Additional                   Stock
                                    -------------------      paid-in    Accumulated   subscription
                                     Shares      Amount      capital      deficit     receivable      Total
                                     ------      ------      -------      -------     ----------      -----
COMMON STOCK ISSUED
 AT INITIAL CAPITALIZATION          3,360,500   $ 3,361     $ 33,605    $      --      $(36,960)    $       6

Capital contributed to
 support operations                        --        --           94           --            --            94

Effect of reverse acquisition
 transaction with Intellinger
 Software Corp. - a British
 Columbia Canada corporation        7,068,001     7,068       91,668           --            --        98,736

Net loss for the period                    --        --           --     (189,106)           --      (189,106)
                                   ----------   -------     --------    ---------      --------     ---------

BALANCES AT JUNE 30, 2002          10,428,501    10,429      125,367     (189,106)      (36,960)      (90,270)

Sale of common stock pursuant
 to a private placement                60,250        60       11,990           --        (7,950)        4,100

Stock issued for formation and
 acquisition consulting fees           50,000        50        9,950           --            --        10,000

Collections on stock
 subscriptions receivable                  --        --           --           --        22,220        22,220

Net loss for the period                    --        --           --      (72,217)           --       (72,217)
                                   ----------   -------     --------    ---------      --------     ---------

BALANCES AT AUGUST 31, 2002        10,538,751   $10,539     $147,307    $(261,323)     $(22,690)    $(126,167)
                                   ==========   =======     ========    =========      ========     =========

The accompanying notes are an integral part of these consolidated financial statements.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                Period from July 1, 2002 through August 31, 2002
    Period from April 10, 2002 (date of inception) through June 30, 2002 and
     Period from April 10, 2002 (date of inception) through August 31, 2002

                                                                        Period from            Period from
                                                     Period from       April 10, 2002         April 10, 2002
                                                    July 1, 2002     (date of inception)   (date of inception)
                                                       through             through               through
                                                   August 31, 2002      June 30, 2002        August 31, 2002
                                                   ---------------      -------------        ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                             $ (72,217)          $(189,106)            $(261,323)
  Adjustments to reconcile net loss to net
   cash provided by operating activities
   Depreciation                                             300                 294                   594
   Common stock issued for consulting fees               10,000              50,151                60,151
   (Increase) Decrease in
     Accounts receivable - trade                          3,369              (9,159)               (5,790)
     Canadian GST recoverable                               114                (400)                 (286)
     Prepaid expenses and other                             308              (1,950)               (1,642)
   Increase (Decrease) in
     Accounts payable and other accrued liabilities        (916)             15,156                14,240
     Customer deposits                                    5,149                  --                 5,149
     Accrued interest payable                             1,249                 930                 2,179
                                                      ---------           ---------             ---------
NET CASH USED IN OPERATING ACTIVITIES                   (52,644)           (134,084)             (186,728)
                                                      ---------           ---------             ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for property and equipment                   (3,187)             (3,993)               (7,180)
                                                      ---------           ---------             ---------
NET CASH USED IN INVESTING ACTIVITIES                    (3,187)             (3,993)               (7,180)
                                                      ---------           ---------             ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from (Repayments of) working
   capital advances from controlling shareholder         (1,327)              1,190                  (137)
  Proceeds from short-term loan                          75,000             102,000               177,000
  Proceeds from sale of common stock                     26,320              51,318                77,638
  Cash used to acquire treasury stock of
   subsidiary                                                --              (2,635)               (2,635)
                                                      ---------           ---------             ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                99,993             151,873               251,866
                                                      ---------           ---------             ---------

INCREASE IN CASH                                         44,162              13,796                57,958

Cash at beginning of period                              13,796                  --                    --
                                                      ---------           ---------             ---------

CASH AT END OF PERIOD                                 $  57,958           $  13,796             $  57,958
                                                      =========           =========             =========

                                  - CONTINUED -

The accompanying notes are an integral part of these consolidated financial statements.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                Period from July 1, 2002 through August 31, 2002
    Period from April 10, 2002 (date of inception) through June 30, 2002 and
     Period from April 10, 2002 (date of inception) through August 31, 2002

                                                                        Period from            Period from
                                                     Period from       April 10, 2002         April 10, 2002
                                                    July 1, 2002     (date of inception)   (date of inception)
                                                       through             through               through
                                                   August 31, 2002      June 30, 2002        August 31, 2002
                                                   ---------------      -------------        ---------------
SUPPLEMENTAL DISCLOSURE OF INTEREST AND
INCOME TAXES PAID
  Interest paid for the period                        $    --               $    --              $    --
                                                      =======               =======              =======
  Income taxes paid for the period                    $    --               $    --              $    --
                                                      =======               =======              =======
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES
  Issuance of common stock to acquire
   software technology                                $    --               $     2              $     2
                                                      =======               =======              =======


The accompanying notes are an integral part of these consolidated financial statements.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Intellinger Software Corporation (Intellinger-NV) was incorporated on April 10, 2002 under the laws of the State of Nevada.

On July 15, 2002, the Company issued an aggregate 7,068,001 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding common stock of Intellinger Software Corp. (a British Columbia, Canada corporation).

Intellinger Software Corp. (Intellinger-BC) was incorporated on March 16, 2001 in accordance with the laws of the Province of British Columbia, Canada. Intellinger-BC was initially capitalized in November 2001 and commenced start-up activities in December 2001. Intellinger-BC has had no substantial operations or substantial assets since inception. Accordingly, the Company is considered in the development stage.

Intellinger-BC is in the business of marketing our proprietary software system, Brazil, that collects continuous statistical data of computer hardware and software performance, such as processing speed or percentage of hard drive utilization.

NOTE B - PREPARATION OF FINANCIAL STATEMENTS

Intellinger-NV was incorporated and capitalized by an individual who is also a significant shareholder and officer of Intellinger-BC. The acquisition of Intellinger-BC by Intellinger-NV on July 15, 2002, by the Company effected a change in control of the Company and was accounted for as a "reverse acquisition" whereby Intellinger-BC is the accounting acquiror for financial statement purposes.

Due to the common ownership and management of both entities, the consolidated financial statements are presented in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" - Transactions between Entities Under Common Control (Paragraphs .201-.208). Accordingly, for all periods subsequent to the July 15, 2002 change in control transaction, the financial statements of the Company reflect the historical financial statements of Intellinger-BC from its initial capitalization in November 2001 and the operations of the Intellinger-NV subsequent to July 15, 2002.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of June 30.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE B - PREPARATION OF FINANCIAL STATEMENTS - CONTINUED

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

For segment reporting purposes, the Company operated in only one industry segment during the periods represented in the accompanying financial statements and makes all operating decisions and allocates resources based on the best benefit to the Company as a whole.

These financial statements reflect the books and records of Intellinger-NV and Intellinger-BC for the periods ended June 30, 2002 and August 31, 2002, respectively. All significant intercompany transactions have been eliminated in consolidation. The consolidated entities are referred to as Company.

NOTE C - GOING CONCERN UNCERTAINTY

As the Company is in the process of developing it's software product and continues to formalize its business plan, the Company is considered in the development stage and, as such, has generated no significant operating revenues.

The Company's current management anticipates that the initial capitalization will be sufficient to maintain the corporate status of the Company in the immediate future. Because of the Company's lack of operating assets, the Company's continuance may become fully dependent either future sales of securities and/or advances or loans from significant stockholders or corporate officers to provide sufficient working capital to preserve the integrity of the corporate entity during the development phase.

There is no assurance that the Company will be able to obtain additional funding through the sales of additional securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Currency translation

   The Company incurs expenses in both US dollar (US$) and Canadian dollar (CN$) transaction accounts. All transactions reflected in the accompanying financial statements have been converted into US dollar equivalents. All revenue and expenditure amounts are converted using the last business day of the month published exchange rate on the last day of each respective month. All balance sheet amounts are converted using the published conversion rate as of the reporting date of the balance sheet item for all current assets and liabilities. All long-term asset and liability accounts are carried at the published conversion rate as of the end of the month in which the item was obtained or incurred. All items initially incurred through US$ accounts require no conversion and are presented at their historical amounts.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

2. Cash and cash equivalents

   For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

   Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

3. Property, plant and equipment

   Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives of the individual assets, generally 3 to 10 years, using the straight-line method.

   Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

4. Organization costs

   The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organization and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

5. Software technology

   Amounts spent to obtain software technology have been capitalized at nominal amounts. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company follows the policy of evaluating all qualifying assets as of the end of each reporting quarter.

6. Research and development expenses

   Research and development expenses are charged to operations as incurred.

7. Income Taxes

   The Company and its Subsidiary file separate income tax returns for each applicable jurisdiction. Intellinger- BC files a Canadian Income Tax Return and Intellinger-NV files a U. S. Corporation Income Tax Return. The Company uses the asset and liability method of accounting for income taxes. At August 31, 2002 and June 30, 2002, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

7. Income Taxes - continued

   As of August 31, 2002 and June 30, 2002, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved. If these carryforwards are not utilized, they will begin to expire in 2022.

8. Earnings (loss) per share

   Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of August 31, 2002 and June 30, 2002, the Company had no warrants and/or options outstanding.

NOTE E - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

Interest rate risk is the risk that the Company's earnings are subject to fluctuations in interest rates on either investments or on debt and is fully dependent upon the volatility of these rates. The Company does not use derivative instruments to moderate its exposure to interest rate risk, if any.

Financial risk is the risk that the Company's earnings are subject to fluctuations in interest rates or foreign exchange rates and are fully dependent upon the volatility of these rates. The company does not use derivative instruments to moderate its exposure to financial risk, if any.

NOTE F - CANADIAN GST RECOVERABLE

In accordance with Canadian tax law, Intellinger-BC is liable for "gross sales taxes" on all sales of products offset by the corresponding amounts paid on all purchases. Any net amount payable to the Canadian provincial government is settled on a quarterly basis. Any net amount recoverable is carried forward to future periods and offset against any payment liability. At August 31, 2002 and June 30, 2002, management is of the opinion that the recorded recoverable amount will be fully realized and no allowance for unrecoverable amounts is deemed necessary.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE G - SOFTWARE TECHNOLOGY

Intellinger-BC acquired certain software technology for founders common stock on November 30, 2001 in connection with the initial capitalization of Intellinger-BC. This transaction was valued at approximately $2 (US$), which approximates the equivalent cash received on equivalent transactions from other founding shareholders.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company follows the policy of evaluating the recover ability and continuing usefulness of the technology at the end of each reporting quarter. As of August 31, 2002 and June 30, 2002, management has determined that no charges to operations were made for impairments to the future recover ability and usefulness of the technology.

NOTE H - NOTE PAYABLE

On April 17, 2002, Intellinger-NV entered into a $212,500 short-term promissory note with an entity who became a shareholder in Intellinger-BC in June 2002, subject to a Memorandum of Agreement of equal date. The loan requires interest at 6.0% per annum. All principal and accrued, but unpaid, interest is due on or before April 17, 2003. The loan is secured by all assets of Intellinger-NV, including it's ownership of 100% of the issued and outstanding stock of Intellinger-BC; all of the assets of Intellinger-BC; and the guarantee of Intellinger-BC.

The loan is to be funded in scheduled amounts as follows:

              Funding date           Funding amount
              ------------           --------------
             April 17, 2002            $ 65,000
             May 17, 2002                35,000
             June 17, 2002               37,500
             July 17, 2002               37,500
             August 17, 2002             37,500
                                       --------
                                       $212,500
                                       ========

Further, the Memorandum of Agreement requires a September 17, 2002 payment of $37,500 to acquire 3,301,118 shares of common stock of Intellinger-NV at a price of $0.0114 per share. As this transaction is valued below the "fair value" of $0.20 per share, as established by a Private Placement Memorandum on August 31, 2002, the Company will realize a non-cash charge of approximately $622,724 upon the completion of this phase of the Memorandum of Agreement.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE I - ADVANCES FROM OFFICER

During the period ending June 30, 2002, the Company's chief executive officer has advanced approximately $1,200 (US$) to the Company to support operations and provide working capital. The advances were non-interest bearing, unsecured and repayable upon demand. During the two months ended August 31, 2002, the Company repaid these advances and made an additional unsecured advance of approximately $137 (US$) to the Company's chief executive officer.

NOTE J - INCOME TAXES

The components of income tax (benefit) expense for the period from July 1, 2002 through August 31, 2002, the period from April 10, 2002 (date of inception) through June 30, 2002 and for the period from April 10, 2002 (date of inception) through August 31, 2002, respectively, are as follows:

                                          Period from            Period from
                       Period from       April 10, 2002         April 10, 2002
                      July 1, 2002     (date of inception)   (date of inception)
                         through             through               through
                     August 31, 2002      June 30, 2002        August 31, 2002
                     ---------------      -------------        ---------------
       Federal:
        Current          $     --            $     --              $    --
        Deferred               --                  --                   --
                         --------            --------              -------
                               --                  --                   --
                         --------            --------              -------
       Foreign:
        Current                --                  --                   --
        Deferred               --                  --                   --
                         --------            --------              -------
                               --                  --                   --
                         --------            --------              -------
       State:
        Current                --                  --                   --
        Deferred               --                  --                   --
                         --------            --------              -------
                               --                  --                   --
                         --------            --------              -------

           Total         $     --            $     --              $    --
                         ========            ========              =======

As of August 31, 2002, the Company has a net operating loss carryforwards of approximately $11,250 and $249,000 to offset future domestic and foreign taxable income, respectively. Subject to current regulations, these carryforwards will begin to expire in 2022. The amount and availability of the domestic net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

                (Remainder of this page left blank intentionally)

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE J - INCOME TAXES

The Company's income tax expense for the period from July 1, 2002 through August 31, 2002, the period from April 10, 2002 (date of inception) through June 30, 2002 and for the period from April 10, 2002 (date of inception) through August 31, 2002, respectively, are as follows:

                                                                           Period from            Period from
                                                        Period from       April 10, 2002         April 10, 2002
                                                       July 1, 2002     (date of inception)   (date of inception)
                                                          through             through               through
                                                      August 31, 2002      June 30, 2002        August 31, 2002
                                                      ---------------      -------------        ---------------

Statutory rate applied to income before income taxes     $(24,600)           $(64,300)             $(88,900)
Increase (decrease) in income taxes resulting from:
  State income taxes                                           --                  --                    --
  Effect of foreign operations                             20,700              64,000                84,700
  Other, including reserve for deferred tax asset
   and statutory amortization of start up expenses          3,900                 300                 4,200
                                                         --------            --------              --------

       Income tax expense                                $     --            $     --              $     --
                                                         ========            ========              ========

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of August 31, 2002 and June 30, 2002, respectively:

                                           August 31, 2002       June 30, 2002
                                           ---------------       -------------
Deferred tax assets
  Net operating loss carryforwards            $ 4,140               $   315
  Less valuation allowance                     (4,140)                 (315)
                                              -------               -------

Net Deferred Tax Asset                        $    --               $    --
                                              =======               =======

During the period from July 1, 2002 through August 31, 2002 and during the period from April 10, 2002 (date of inception) through June 30, 2002, the reserve for the deferred current tax asset increased by approximately $3,825 and $315, respectively.

NOTE K - EQUITY TRANSACTIONS

INTELLINGER-BC

At its November 30, 2001 capitalization, Intellinger-BC issued an aggregate 8,158,001 shares of restricted, unregistered common stock to its initial shareholders for cash proceeds of approximately $4 (US$) and software technology valued at approximately $2 (US$).

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE K - EQUITY TRANSACTIONS - CONTINUED

On December 7, 2001, Intellinger-BC completed a private placement transaction for the sale of 407,500 shares of restricted, unregistered common stock for gross proceeds of approximately $81,500 CN$ ($51,314 US$), including 7,500 shares acquired by a founding shareholder of Intellinger-BC.

On June 17, 2002, Intellinger-BC acquired 15,000 shares of restricted, unregistered treasury stock from an individual who acquired these shares in the December 7, 2001 private placement transaction for $4,000 cash ($0.27 per share).

On June 17, 2002, Intellinger-BC issued 282,000 shares of restricted, unregistered common stock to an unrelated corporation for various business development consulting services. This transaction was valued at approximately $76,140 (or $0.27 per share) which equals the established "fair value" based upon a treasury stock purchase consummated in the same date.

INTELLINGER-NV

On April 11, 2002, concurrent with the initial capitalization, Intellinger-NV issued 500 shares of restricted, unregistered shares of common stock to it's President and incorporating officer for approximately $6 cash (or $0.011 per share). In conjunction with this transaction, the President also contributed an additional approximate $94 to provide additional working capital in the initial formation phase of the Company.

On April 11, 2002, to provide initial seed capital for Intellinger-NV, Intellinger-NV accepted subscriptions for an additional 3,360,000 shares of founders stock for total proceeds of approximately $36,960 (or $0.011 per share). The subscribing purchasers funded the subscription agreements during August and September 2002.

On July 15, 2002, Intellinger-NV issued an aggregate 7,068,001 shares of restricted, unregistered common stock for 100.0% of the issued and outstanding common stock (8,832,501 shares) of Intellinger-BC.

On August 16, 2002, Intellinger-NV issued 50,000 shares of restricted, unregistered common stock to an entity providing financial consulting and capital formation services. This transaction was valued at approximately $10,000, which equals the "fair value" of the underlying shares and the estimated agreed-upon value of the services provided.

On August 31, 2002, Intellinger-NV successfully sold an aggregate 60,250 shares of restricted, unregistered common stock for gross proceeds of $12,050, pursuant to a private placement memorandum to non-affiliated private investors. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares. Approximately $4,100 of these subscriptions was received by August 31, 2002; approximately $7,724 was received by September 30, 2002; and the balance was received in October 2002.

Pursuant to an April 2002 Memorandum of Agreement related to a Promissory Note, the lender is committed to a September 17, 2002 payment of approximately $37,500 to acquire 3,301,118 shares of common stock of Intellinger-NV at a price of approximately $0.011 per share. As this transaction is valued below the "fair value" of $0.20 per share, as established by the August 31, 2002 private placement memorandum, the Company will recognize realize a non-cash charge of approximately $622,724 upon the completion of this transaction.

                        INTELLINGER SOFTWARE CORPORATION
                                 AND SUBSIDIARY
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE L - STOCK OPTIONS

In conjunction with an April 15, 2002 consulting contract, the Company has the obligation to issue options to purchase up to 50,000 shares of the Company's common stock at a price of $0.125 (US$) per share on the date that the Company's common stock is approved for trading on a recognized exchange or electronic system. These options will expire two (2) years from the date of issuance. At August 31, 2002 and June 30, 2002, respectively, the Company's stock is not trading on a recognized exchange or electronic system and the options have not been issued.

                      Dealer Prospectus Delivery Obligation

"UNTIL 11/18/02, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Intellinger's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. Intellinger's Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Intellinger, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $  472
     Accounting fees and expenses                                    $5,235
     Legal fees                                                      $  600
                                                                     ------
     Total                                                           $6,307
                                                                     ======

Intellinger will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

Intellinger Software Corporation of British Columbia, Canada - a wholly owned subsidiary

At its November 30, 2001 capitalization, our wholly owned subsidiary, Intellinger Software Corporation of British Columbia, Canada ("Intellinger BC"), issued 8,158,001 shares of restricted, unregistered common stock to its initial shareholders. The shares were issued to four shareholders, all of which are Canadian residents and were known to the officers and directors of the corporation. No general solicitation was conducted. Shares were issued pursuant to an exemption from registration under the Private Issuer Exemption, ss.46(j) and 75(j) of the B.C. Securities Act (Canada).

On December 7, 2001, Intellinger BC issued 407,500 shares of restricted, unregistered common stock in a private placement transaction. The shares were issued to eleven shareholders, all of which are Canadian residents and were known to the officers and directors of the corporation. No general solicitation was conducted. Shares were issued pursuant to an exemption from registration under the Private Issuer Exemption, ss.46(j) and 75(j) of the B.C. Securities Act (Canada).

On June 17, 2002, Intellinger BC issued 282,000 shares of restricted, unregistered common stock to an unrelated corporation for business development consulting services. The shares were issued to two shareholders, all of which are Canadian residents and were known to the officers and directors of the corporation. No general solicitation was conducted. Shares were issued pursuant to an exemption from registration under the Private Issuer Exemption, ss.46(j) and 75(j) of the B.C.

Securities Act (Canada).

Intellinger Software Corporation of Nevada

On April 11, 2002, the shareholders authorized the issuance of 500 shares of common stock to Mr. Walker for $6 cash and $94 of additional working capital, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act").

On April 11, 2002, the shareholders authorized the issuance of 3,360,000 shares of founders stock at $0.011 per share. The subscribing purchasers funded their purchases during August and September 2002. The company relied upon Section 4(2) of the Securities Act of 1933, as amended .

On July 15, 2002 in exchange for all 8,832,501 shares of the issued and outstanding common stock of Intellinger BC, the shareholders authorized the issuance of 7,068,001 shares of common stock for a total of 7,068,001 Rule 144 shares.

On August 16, 2002 the company issued 50,000 shares to Ascenta Capital Partners, Inc., a British Columbia Corporation, providing financial consulting and capital formation services. This transaction was valued at $10,000, which equals "fair value" of the underlying shares and the estimated agreed-upon value of the services provided.

From the period of approximately August 1, 2002 until August 31, 2002, the company offered and sold 60,250 shares at $0.20 per share to 58 non-affiliated private investors. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts and had adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without r Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

If Intellinger becomes listed for trading on the OTC Electronic Bulletin Board the trading in our shares may be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock." The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Intellinger, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in you account. The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of Intellinger, and therefore a less liquid market for the securities.

EXHIBITS

Exhibit 3.1    Articles of Incorporation                           Included
Exhibit 3.2    Bylaws                                              Included
Exhibit 5      Opinion re: Legality                                Included
Exhibit 10.1   Copyright Registration                              Included
Exhibit 11     Statement re: computation of per share earnings     See Financial
                                                                   Stmts.
Exhibit 23.1   Consent of counsel                                  Included
Exhibit 23.2   Consent of independent auditor                      Included

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and

     3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Reno, state of Nevada, on November 6, 2002.

                                    Intellinger Software Corporation


                                    /s/ Brett Walker
                                    --------------------------------
                                    By Brett Walker
                                    (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Brett Walker                                          November 6, 2002
-------------------------------------                     ----------------
Brett Walker, President                                        Date
(Principal Executive Officer, Principal
Financial Officer & Principal Accounting
Officer)